SCHEDULE II
                                 INFORMATION WITH RESPECT TO
                     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OIL DRI CORP AMER

                    GAMCO INVESTORS, INC.
                                 2/15/01           10,000             8.9833
                                 2/15/01            5,000             8.9833
                                 2/13/01            5,000             8.3500
                                 2/13/01           11,100             8.3500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.